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                                                                EXHIBIT NO. 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 2-89399, 33-48762, 33-61646, 33-61648, 333-15903 and 333-81265)
pertaining to the Kaydon Corporation Employee Stock Ownership and Thrift Plan, Electro-Tec Corporation Employee Retirement Benefit Plan, Kaydon Corporation 1993 Stock Option Plan, Kaydon Corporation 1993 Non-Employee Directors Stock Option Plan, Fluid Power Companies Pension and Retirement Savings Plan, and Kaydon Corporation 1999 Long Term Stock Incentive Plan of Kaydon Corporation of our report dated January 31, 2003, (except with respect to the matter discussed in the second paragraph of Note 11, as to which the date is March 14, 2003) with respect to the consolidated financial statements and schedule of Kaydon Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Detroit, Michigan
March 17, 2003